Exhibit (h)(12)

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

December 31, 2020

Re: SSGA Funds Management Sub-Administration Agreement – Additional Series

Ladies and Gentlemen:

Reference is made to the Sub-Administration Agreement between State Street Bank and Trust Company (the “Sub-Administrator”) and SSGA Funds Management, Inc. (the “Administrator”) dated June 1, 2015 (the “Agreement”).

In accordance with Section 1, of the Agreement, the Administrator hereby requests that Sub-Administrator act as Sub-Administrator for the new Portfolios listed below under the terms of the Agreement. In connection with such request, the Administrator hereby confirms to the Sub-Administrator, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

New Portfolios:

Portfolio	Effective Date
• State Street International Developed Equity Index Portfolio	April 14, 2016
• State Street ESG Liquid Reserves Portfolio	May 17, 2019

Please also be advised that, pursuant to the Agreement, the undersigned Trusts are providing notice that the following funds have been liquidated and are removed from Schedule A:

Portfolio Name	Effective Date
State Street Tax Free Money Market Portfolio	[December 15, 2015
State Street Equity 500 Index Portfolio	June 17, 2019

The previous Schedule A is hereby deleted and replaced with the attached Schedule A.

Please let me know if you have any questions.

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Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Ellen M. Needham
Name:	Ellen M. Needham
Title:	President, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ James Hill
Name:	James Hill
Title:	Managing Director
Effective Date:	December 31, 2020

Schedule A

State Street Master Funds

State Street ESG Liquid Reserves Portfolio

State Street Money Market Portfolio

State Street U.S. Government Money Market Portfolio

State Street Treasury Money Market Portfolio

State Street Treasury Plus Money Market Portfolio

State Street International Developed Equity Index Portfolio